PLAN OF DISTRIBUTION AND SERVICE
                             PURSUANT TO RULE 12B-1


                               CONSECO FUND GROUP


                                DECEMBER 31, 1997



      WHEREAS, Conseco Fund Group (the "Trust"), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

      WHEREAS, the Trust has established several separate series of shares, each of which represents a separate portfolio of investments, and may establish additional series of shares (each series of the Trust shall be referred to herein as a "Fund"); and

      WHEREAS, the Trust is authorized to issue shares of each Fund in one or more classes (each a "Class").

      WHEREAS, the Trust has engaged Conseco Equity Sales, Inc. (the "Distributor") as distributor of the shares of the Funds pursuant to an Amended and Restated Principal Underwriting Agreement dated as of January 2, 1997, as amended December 23, 1997; and

      WHEREAS, the Trust desires to adopt a Plan of Distribution and Service (the "Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to those Classes of the Funds listed on Schedule A hereto, as such schedule may be amended from time to time, (each a "Designated Class" and collectively the "Designated Classes") and the Board of Trustees of the Trust (the "Trustees") has determined that there is a reasonable likelihood that adoption of this Plan will benefit the Trust, each Fund and the shareholders of each Designated Class thereof.

      NOW, THEREFORE, the Trust, with respect to each Designated Class, hereby adopts this Plan in accordance with Rule 12b-1, on the following terms and conditions:

1. Each Fund shall pay to the Distributor, as compensation for distributing each Designated Class's shares and for servicing shareholder accounts, a fee for each Designated Class computed at the annual rate set forth on Schedule A hereto, as such schedule may be amended from time to time. The fees shall be payable regardless of whether those fees exceed or are less than the actual expenses incurred by the Distributor with respect to that Designated Class in a particular year. Such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as the Trustees may determine.

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2.    (a)   As principal  underwriter of each Designated  Class's shares,  the
            Distributor may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of such shares, including, but not limited to, compensation to employees of the Distributor; compensation to the Distributor and to brokers, dealers or other financial intermediaries that have a
            Selling   Group   Agreement   in  effect   with  the   Distributor
            ("Authorized   Dealers");   expenses   of  the   Distributor   and
            Authorized Dealers, including overhead, salaries, and telephone and other communication expenses; the printing of prospectuses, statements of additional information, and reports for other than
            existing   shareholders;   and  the  preparation,   printing,  and
            distribution of sales literature and advertising materials.

      (b) The Distributor may spend such amounts as it deems appropriate on the servicing of shareholder accounts, including, but not limited to, maintaining account records for shareholders; answering inquiries relating to shareholders' accounts, the policies of the Funds and the performance of their investments; providing assistance and handling transmission of funds in connection with purchase, redemption and exchange orders for shares; providing assistance in connection with changing account setups and enrolling in various optional services; and producing and disseminating shareholder communications or servicing materials; and may pay compensation and expenses, including overhead, salaries, and telephone and other communications expenses, to Authorized Dealers and employees who provide such services.

3. This Plan shall not take effect with respect to any Class of a Fund until the Plan, together with any related agreement(s), has been approved for that Class of the Fund by votes of a majority of both (a) the Trustees and (b) those Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan (the "Rule 12b-1 Trustees") cast in person at a meeting called for the purpose of voting on the Plan and such related agreement(s); and only if the Trustees who approve the Plan have reached the conclusion required by Rule 12b-1(e) with respect to that Class's shares.

4. This Plan shall remain in effect for one year from the date above written and shall continue in effect with respect to each Designated Class thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

5. The Distributor shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Distributor under the Plan and the purposes for which such expenditures were made.

6. This Plan may be terminated with respect to any Designated Class at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Designated Class, voting separately from any other Class.

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



7. This Plan may not be amended to increase materially the amount of compensation payable by any Designated Class under paragraph 1 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Designated Class, voting separately from any other Class. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 3 hereof.

8. While this Plan is in effect, the selection and nomination of Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) shall be committed to the discretion of the Trustees who are themselves not such interested persons.

9. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of the Plan, any such agreement, or any such report, as the case may be, the first two years in an easily accessible place.

      IN WITNESS WHEREOF, the Trust has executed this Plan as of the day and year first above written.



                                          CONSECO FUND GROUP


                                          By:   /s/ Gregory J. Hahn
                                                --------------------------
                                                Gregory J. Hahn
                                                Vice President



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


                                   SCHEDULE A

          SERIES                                          ANNUAL FEE
          ------                                          ----------


Conseco 20 Fund
      Class A                                               0.50%
      Class B                                               1.00%
      Class C                                               1.00%
      Class S                                               0.25%

Conseco High Yield Fund
      Class A                                               0.50%
      Class B                                               1.00%
      Class C                                               1.00%
      Class S                                               0.25%

Conseco International Fund
      Class A                                               0.50%
      Class B                                               1.00%
      Class C                                               1.00%
      Class S                                               0.25%

Conseco Equity Fund
      Class B                                               1.00%
      Class C                                               1.00%
      Class S                                               0.25%

Conseco Asset Allocation Fund
      Class B                                               1.00%
      Class C                                               1.00%
      Class S                                               0.25%

Conseco Fixed Income
      Class B                                               1.00%
      Class C                                               1.00%
      Class S                                               0.25%



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